EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Short Term Bond Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Morgan Stanley Dean Witter
	Date of Purchase:       3/27/2002
	Underwriter from whom Purchased:
                              Morgan Stanley Dean Witter
	Affiliated Underwriters:
		Fleet Bank
	Other Members of Syndicate:
	                        ABN Amro
	                        Bank One
	                        Barclays Capital
                              Blaylock Mortgage Capital
					Credit Lyonnais Securities
					Danske Securities
					ING Baring Securities
					KBC International Group
					RBC Capital Markets
					Santander Central Hispano
					WesDeutsche Landesbank
                              Williams Capital Group
	Aggregate dollar amount of purchase:
					$350,000 par
	Aggregate dollar amount of offering:
					$2,500,000,000
	Purchase price (net of fees and expenses):
	$99.71 per share
	Date offering commenced:
					3/27/2002
	Commission:			0.35%